UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 7, 2024

L.B. Foster Company
(Exact name of registrant as specified in its charter)

Pennsylvania		000-10436	25-1324733
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

415 Holiday Drive, Suite 100,			15220
Pittsburgh,	Pennsylvania		(Zip Code)
(Address of principal executive offices)

(412) 928-3400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01	FSTR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) In light of recent comments issued by the staff of the U.S. Securities and Exchange Commission (the “SEC”) to L.B. Foster Company (the “Company”) regarding the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, as filed with the SEC on May 7, 2024 (the “First Quarter Form 10-Q”), and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, as filed with the SEC on August 6, 2024 (the “Second Quarter Form 10-Q” and, together with the First Quarter Form 10-Q, the “Quarterly Reports on Form 10-Q”), management has re-evaluated the Company’s previously issued Unaudited Condensed Consolidated Statement of Operations for the three month period ended March 31, 2024 and the six month period ended June 30, 2024 (together, the “Affected Periods”) with respect to the Company’s classification of the $3.477 million gain on the sale of a former joint venture facility in Magnolia, Texas, which sale was completed in the first quarter of 2024 (the “Magnolia Sale”).

Upon completion of the Magnolia Sale, the Company recorded the $3.477 million gain in “Other (income) expense - net” in the Unaudited Condensed Consolidated Statement of Operations. The Company had concluded that such classification was appropriate, as the facility was built for the purpose of a direct financing lease from the Company to the joint venture and such facility was not utilized by the Company in its operating activities. However, in accordance with ASC 360-10-45-5, the $3.477 million gain on the Magnolia Sale should have been recorded as a component of “Operating income” and not “Other (income) expense - net.” As a result of this classification error, “Operating income” was understated by $3.477 million and “Other (income) expense - net” was overstated by $3.477 million in the Company’s Unaudited Condensed Consolidated Statements of Operations for the Affected Periods included within the Quarterly Reports on Form 10-Q.

Accordingly, on October 7, 2024 (the “Determination Date”), the Audit Committee of the Board of Directors of the Company (the “Audit Committee”), based on the recommendation of the Company’s management and following discussions with the Company’s independent registered public accounting firm, Ernst & Young LLP (“EY”), concluded that the classification of the Magnolia Sale gain described in the preceding paragraph was an error in the Company’s previously-issued Unaudited Condensed Consolidated Statements of Operations for the Affected Periods, as filed within the Quarterly Reports on Form 10-Q, and that such statements should be restated to correct such error. Accordingly, the Audit Committee concluded as of the Determination Date that the previously issued Unaudited Consolidated Financial Statements for the Affected Periods, as included in the Quarterly Reports on Forms 10-Q, should no longer be relied upon. Similarly, any previously furnished reports, press releases, earnings releases, and investor presentations or other communications describing the Company’s Unaudited Consolidated Financial Statements for the Affected Periods should no longer be relied upon. The Company’s management has also concluded that there was a material weakness in internal control over financial reporting related to this error during the Affected Periods.

The Company’s management has further concluded that a material weakness existed as of December 31, 2023 and, accordingly, that the Company’s internal control over financial reporting was not effective as of December 31, 2023. This material weakness resulted in immaterial errors in the Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on March 6, 2024 (the “2023 Form 10-K”). Accordingly, the report of EY covering their opinion on internal control over financial reporting as of December 31, 2023, dated March 6, 2024, and included in the 2023 Form 10-K, should no longer be relied upon.

The Company intends to file amendments to each of the Quarterly Reports on Form 10-Q for the Affected Periods to correct the classification error related to the Magnolia Sale and other immaterial items as soon as possible. In addition, the Company intends to file an amendment to the 2023 Form 10-K to address the matters described in the preceding paragraph. The Company’s remediation plan with respect to the material weaknesses discussed above will be described in the amendments to the Quarterly Reports on Form 10-Q and the 2023 Form 10-K, respectively.

The Audit Committee, in consultation with management, has determined that there is no impact on net sales, income before income taxes, income tax expense, net income, basic and diluted earnings per share, the non-GAAP measure Adjusted EBITDA, management incentive compensation or the Company’s credit facility covenants (each as discussed in the Quarterly Reports on Form 10-Q and/or other Company communications) as a result of the classification error related to the Magnolia Sale and other immaterial items for the Affected Periods. Additionally, these errors do not materially impact the Unaudited Condensed Consolidated Balance Sheets, Unaudited Condensed Consolidated Statements of Comprehensive Income (Loss), Unaudited Condensed Consolidated Statements of Cash Flows, or Unaudited Condensed Consolidated Statements of Stockholders’ Equity for the Affected Periods.

The Audit Committee, along with management, discussed with EY the matters disclosed in this filing pursuant to this Item 4.02(a).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L.B. FOSTER COMPANY
(Registrant)

Date:	October 8, 2024	/s/ William M. Thalman
William M. Thalman
Executive Vice President and
Chief Financial Officer
(Duly Authorized Officer of Registrant)